Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

RADIANT SYSTEMS, INC.

at

$28.00 Net Per Share

Pursuant to the Offer to Purchase dated July 25, 2011

by

Ranger Acquisition Corporation

a wholly-owned subsidiary of

NCR Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FRIDAY, AUGUST 19, 2011, UNLESS THE OFFER IS EXTENDED.

Do not use for signature guarantees

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Ranger Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of NCR Corporation, a Maryland corporation, to purchase all outstanding shares of common stock, no par value per share (“Shares”), of Radiant Systems, Inc., a Georgia corporation, at a price of $28.00 per Share, net to the seller in cash, without interest thereon and subject to reduction for any applicable withholding taxes, as described in the Offer to Purchase dated July 25, 2011 and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments and supplements thereto, collectively constitute the “Offer”), if certificates for Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Depositary”) on or prior to the Expiration Date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

The term “Expiration Date” has the meaning set forth in Section 1 of the Offer to Purchase. Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Mail:	By Overnight Courier:

BNY Mellon Shareowner Services Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Corporate Action Dept. 480 Washington Boulevard, 27th Floor Jersey City, NJ 07310

By Facsimile Transmission:

(201) 680-4626

To Confirm Facsimile Only:

(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Ranger Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of NCR Corporation, a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 25, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered :	Name(s) of Record Owner(s) :

Share Certificate Numbers (if available):

(Please Type or Print)

[ ]	Check here and complete the information below if Share will be tendered by book entry transfer.	Address(es):

Name of Tendering Institution:
(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:

Date:                     , 2011

Signature(s):

3

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) trading days of The NASDAQ Stock Market after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

4